EXHIBIT 99.1
April 24, 2015

DTE Energy reports first quarter 2015 results

DETROIT - DTE Energy (NYSE:DTE) today reported first quarter 2015 earnings of $273 million, or $1.53 per diluted share, compared with $326 million, or $1.84 per diluted share in 2014.

Operating earnings for the first quarter 2015 were $294 million or $1.65 per diluted share, compared with 2014 operating earnings of $300 million, or $1.69 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“DTE Energy’s solid first quarter performance sets us squarely on the path to achieve our financial and operational goals for 2015,” said Gerard Anderson, DTE Energy chairman and CEO. Anderson added that while he is proud of the company’s year-to-date 2015 financial results, he is also pleased with other recent developments that are beneficial to DTE customers.

•
DTE Gas reduced natural gas prices charged to customers by 17 percent in the first quarter. Savings from a combination of reduced natural gas costs and DTE’s purchasing strategy is passed along to customers. The new gas cost is 57 percent lower than the April 2008 cost.

•	DTE Electric reduced electric rates by six percent early in 2015, following a similar six percent reduction in early 2014.

•	DTE Gas was recognized as highest in customer satisfaction[1] in its peer group for both residential and business customer satisfaction[2].

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DTE Energy was recently recognized by the Gallup organization as a Gallup Great Workplace for the third consecutive year - an award given to a handful of companies worldwide for their extraordinary ability to create an engaged workplace culture.

“DTE Energy continues to make significant investments to improve the reliability of electric distribution systems and reduce restoration times following power outages. We remain fully committed to providing clean, reliable and affordable energy for our customers,” concluded Anderson.

Outlook for 2015

DTE Energy reiterated its 2015 operating earnings per share guidance of $4.48 to $4.72.

“We are starting 2015 with a good first quarter. Colder than normal weather was a significant driver of our first quarter financial results, even though the winter of 2015 was less extreme than the record-setting cold winter of 2014,” said Peter Oleksiak, DTE Energy senior vice president and CFO. “We will continue to focus on maintaining our strong earnings as the year progresses.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community hosted by Oleksiak at 9:00 a.m. ET today, to discuss first quarter 2015 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US and Canada toll free: (888) 267-6301 or International toll: (719) 457-2630. The passcode is 6915012. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon today to May 8. To access the replay, dial US and Canada toll free (888) 203-1112 or International toll (719) 457-0820 and enter passcode 6915012.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.1 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio also includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

1”Highest in Customer Satisfaction With Business and Large Residential Natural Gas Service Providers in the Midwest”

2Disclaimer: DTE Energy received the highest numerical score in the Midwest in the proprietary J.D. Power 2014 Gas Utility Residential Customer Satisfaction StudySM (large providers) and 2015 Gas Utility Business Customer Satisfaction StudySM. Business based on 9,243 online interviews ranking 20 Midwest providers. Residential based on 69,806 online interviews ranking 17 large Midwest providers. Proprietary study results are based on experiences and perceptions of residential customers surveyed 9/13-12/14 and businesses surveyed 4/14-7/14 and 8/14-12/14. Your experiences may vary. Visit jdpower.com. Geographic area of use: Midwestern U.S. (CO, IL, IN, IA, KS, KY, MI, MN, MS, NB, OH, ND, SD, WI) and www.dteenergy.com and DTE social media sites.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2015 operating earnings guidance. It is likely that certain items that impact the company's 2015 reported results will be excluded from operating results. Reconciliations to the comparable 2015 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, FERC, MPSC, NRC, and CFTC as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and increased thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increased costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission or generation facility; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; contract disputes, binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2014 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

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For further information, members of the media may call:
Scott Simons            (313) 235-8808

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Joyce Leslie            (313) 235-3209

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(In millions, except per share amounts)
Operating Revenues	$2,984	$3,930

Operating Expenses
Fuel, purchased power and gas	1,398	2,155
Operation and maintenance	826	841
Depreciation and amortization	209	280
Taxes other than income	100	95
Asset (gains) losses and impairments, net	(10)	(1)
	2,523	3,370
Operating Income	461	560

Other (Income) and Deductions
Interest expense	110	110
Interest income	(4)	(2)
Other income	(51)	(41)
Other expenses	10	8
	65	75
Income Before Income Taxes	396	485

Income Tax Expense	122	158

Net Income	274	327

Less: Net Income Attributable to Noncontrolling Interests	1	1

Net Income Attributable to DTE Energy Company	$273	$326

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$1.53	$1.84

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$1.53	$1.84

Weighted Average Common Shares Outstanding
Basic	178	177
Diluted	178	177
Dividends Declared per Common Share	$0.69	$0.66

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended March 31,
	2015				2014
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$136	$—		$136	$136	$—		$136

DTE Gas	111	—		111	129	—		129

Non-utility Operations
Gas Storage and Pipelines	27	—		27	21	—		21

Power and Industrial Projects	33	—		33	15	—		15

Energy Trading	(9)	31	A	12	42	(34)	A	8
		(10)	B

Total Non-utility operations	51	21		72	78	(34)		44

Corporate and Other	(25)	—		(25)	(17)	8	C	(9)

Net Income Attributable to DTE Energy Company	$273	$21		$294	$326	$(26)		$300

Adjustments key
A) Certain mark to market adjustments
B) Natural gas pipeline refund
C) New York state tax law change

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended March 31,
	2015				2014
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.76	$—		$0.76	$0.77	$—		$0.77

DTE Gas	0.62	—		0.62	0.73	—		0.73

Non-utility Operations
Gas Storage and Pipelines	0.15	—		0.15	0.12	—		0.12

Power and Industrial Projects	0.19	—		0.19	0.08	—		0.08

Energy Trading	(0.05)	0.18	A	0.07	0.24	(0.19)	A	0.05
		(0.06)	B

Total Non-utility operations	0.29	0.12		0.41	0.44	(0.19)		0.25

Corporate and Other	(0.14)	—		(0.14)	(0.10)	0.04	C	(0.06)

Net Income Attributable to DTE Energy Company	$1.53	$0.12		$1.65	$1.84	$(0.15)		$1.69

Adjustments key
A) Certain mark to market adjustments
B) Natural gas pipeline refund
C) New York state tax law change